                                                                   EXHIBIT 10.45

MASTER
SERVICES AGREEMENT AND INTELLECTUAL PROPERTY ASSIGNMENT

This Master Services Agreement and Intellectual Property Assignment (the "Agreement") is made and entered into as of the 20th day of November, 1996 (the "Effective Date") by and between ARIS CORPORATION ("COMPANY"), and MICROSOFT CORPORATION ("MS"), a Washington corporation.

RECITALS

ARIS Corporation and Microsoft Corporation entered into a Master Services and Intellectual Property Assignment on May 16, 1994; and SQL Soft, Inc. and Microsoft Corporation entered into a Master Services and Intellectual Property Assignment on January 6, 1995 (collectively, "Prior Agreements")

On May 1, 1996, SQL Soft, Inc. was merged with and into ARIS Corporation, with ARIS Corporation as the surviving entity.

The parties wish to terminate the Prior Agreements.

In consideration of the covenants and conditions hereinafter set forth, MS and COMPANY agree as follows:

                                   AGREEMENT

1. Termination of Prior Agreements. As of March 31, 1997 the Prior Agreements are hereby terminated, and neither party has any further obligation to the other under the Prior Agreements whatsoever, except that: (i) Sections 4, 5, 6, 7, 9, and 10 shall survive termination; and (ii) any Schedules of the Prior Agreements executed by the parties prior to March 31, 1997 (the "Prior Schedules") shall remain in full force and effect unless and until specifically terminated in writing by the parties. All provisions of the Prior Agreements shall survive termination only and until the expiration or cancellation of any Prior Schedules. Upon expiration or cancellation of the Prior Schedules only Sections identified in Section l(i) shall survive termination.

2. Services. COMPANY shall perform as a "work for hire" the services for MS that are described on the Schedules as may be attached hereto from time to time by mutual written agreement of the parties (the "WORK") in accordance with the terms and conditions of this Agreement, and on the price, delivery dates and specifications described in the applicable Schedule for the WORK. The Schedules shall be in the form attached hereto and shall be signed by both parties, consecutively numbered (i.e., Schedule A-l, A-2, A-3, etc.), and attached to this Agreement. COMPANY is not obligated to perform any WORK hereunder and MS has not contracted for any WORK unless and until a Schedule is executed by both parties and attached hereto.

3. Delivery Schedule. COMPANY shall complete and deliver the WORK to MS according to the delivery schedule and in conformance with the specifications described in the applicable Schedule for such WORK. MS shall evaluate the WORK and shall submit a written acceptance or rejection to COMPANY within fifteen
(15) days after MS' receipt of the WORK. Conformity to specifications and COMPANY's warranties herein shall solely determine MS' right to accept or reject the WORK. If rejected, COMPANY shall promptly correct the WORK. If COMPANY fails to correct the WORK within fifteen (15) days after notice of rejection, MS may terminate the applicable Schedule to this Agreement and receive a full refund of amounts paid under such Schedule. If the WORK is not delivered on the due date(s) specified in the applicable Schedule, or if the WORK does not meet the specifications in such Schedule, or if the services provided by COMPANY are not performed in a professional manner or are not of a high grade, nature, and quality, MS may, at its option and upon

[Microsoft logo]  12/06/93  LE912320.003  02/05/97  970360013 written notice to COMPANY, terminate the applicable Schedule for a full refund of amounts paid under such Schedule and/or have the WORK properly prepared at COMPANY's expense.

4. Payment. MS shall pay COMPANY for the WORK as described on the applicable Schedule for such WORK.

5. Non-Disclosure. COMPANY expressly undertakes to retain in confidence all information and knowhow transmitted to COMPANY by MS that MS has designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential, and will make no use of such information and know-how except under the terms and during the existence of this Agreement. COMPANY's obligation under this Section 4 with respect to any particular information shall extend to the earlier of such time as such information is publicly available through no fault of COMPANY or ten (10) years following termination of this Agreement.

6. Ownership of WORK: Assignment of Rights to MS.

(a) The WORK has been specially ordered and commissioned by MS and may be incorporated in existing MS works as a compilation or collective work. COMPANY agrees that all copyrights in the WORK shall be owned by MS and the WORK shall be a "work made for hire" for copyright purposes.

(b) COMPANY hereby assigns to MS, its successors and assigns, all rights, title and interest in and to the WORK including, without limitation, the following:

(i) any U.S. copyrights that COMPANY may possess or acquire in the WORK and all copyrights and equivalent rights in the WORK throughout the world, including all renewals and extensions of such rights that may be secured under the laws now or hereafter in force and effect in the United States of America or in any other country or countries;

(ii) all rights in and to any inventions, ideas, designs, concepts, techniques, discoveries, or improvements, whether or not patentable, embodied in the WORK or developed in the course of COMPANY's creation of the WORK, including but not limited to all trade secrets, utility and design patent rights and equivalent rights in and to such inventions and designs throughout the world regardless of whether or not legal protection for the WORK is sought;

(iii) any documents, magnetically or optically encoded media, or other materials created by COMPANY under this Agreement; and

(iv) the right to sue for infringements which may occur before the date of this Agreement, and to collect and retain damages from any such infringements.

(c) At MS' expense, COMPANY shall execute and deliver such instruments and take such other action as may be requested by MS to perfect or protect MS' rights in the WORK and to carry out the assignments contemplated in subparagraph (b) of this section. In this regard, COMPANY agrees to cooperate with MS in the filing and prosecution of any copyright or patent applications that MS may elect to file on the WORK or inventions and designs relating to the WORK. MS acknowledges that COMPANY has taken no action to assist in the registration of the copyrights or the WORK and will do so only as and when requested by MS.

7. COMPANY Warranties. COMPANY warrants that:

(a) The WORK as delivered to MS does not infringe any copyright, patent, trade secret, or other proprietary right held by any third party;

(b) The WORK will meet the specifications listed in the applicable Schedule;

(c) The WORK will be created by full-time employees of COMPANY within the scope of their employment and under obligation to assign inventions to COMPANY, or by independent contractors under written obligations to assign all rights in the WORK to COMPANY; and

(d) The services provided by COMPANY shall be performed in a professional manner and shall be of a high grade, nature, and quality.

8. Indemnity.

(a) COMPANY agrees to indemnify, defend, and hold MS and its successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages arising out of or in connection with any claim that the WORK, names, and marks furnished by COMPANY under this Agreement constitute an infringement of any confidential information, trade secret, patent, copyright, trademark, trade name, or other legal right of any third party.

(b) If any action shall be brought against MS in respect to which indemnity may be sought from COMPANY pursuant to the provisions of this Section, MS shall promptly notify COMPANY in writing, specifying the nature of the action and the total monetary amount sought or other such relief as is sought therein. MS shall cooperate with COMPANY at COMPANY's expense in all reasonable respects in connection with the defense of any such action. COMPANY may upon written notice thereof to MS undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel which shall be satisfactory to MS, and payment of all expenses. MS shall have the right to employ separate counsel and participate in the defense thereof. COMPANY shall reimburse MS upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages to which the foregoing relates.

(c) If the WORK furnished hereunder is in any action held to constitute an infringement and its use is enjoined, COMPANY shall immediately and at its expense:

(i) procure for MS the right to continue use, sale, and marketing of the WORK;
or

(ii) replace or modify the WORK with a version of the WORK that is non-infringing.

If (i) or (ii) are not available to COMPANY, COMPANY shall refund to MS all amounts paid to COMPANY by MS hereunder.

(d) This indemnity provision shall survive any termination or expiration of this Agreement.

9. Termination.

(a) This Agreement shall commence as of the Effective Date and shall terminate upon sixty (60) days prior written notice by either party, provided COMPANY must complete all WORK described in any Schedule executed and attached hereto.

(b) MS shall have the right to cancel any Schedule with or without cause. In the event MS cancels the Schedule, MS will provide COMPANY written notice of such cancellation. Upon receipt of such notice, COMPANY will discontinue all work thereunder. Except in cases of cancellation for cause as specified in Section 3 of this Agreement, MS will pay for all work performed by COMPANY up until the date of receipt of the cancellation notice. In the event of cancellation of a Schedule, upon request by MS, COMPANY agrees to turn over to MS all work in progress applicable to such Schedule within ten (10) days.

(c) In the event of termination or expiration of this Agreement for any reason, Sections 5, 6,7,9, 10 and 11 shall survive termination.

10. Notices.

All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

NOTICES TO COMPANY:
ARIS Corporation
6720 Fort Dent Way, Suite 150
Seattle, WA 98188-2555
Attention: Bert Sugayan
Telephone:  206-433-2081
Fax: ( )

NOTICES TO MS:
MICROSOFT CORPORATION
One Microsoft Way Redmond, WA 98052-6399
Attention: Senior Vice-President Business Systems Management
Copy to: Law & Corporate Affairs
Fax: (206)936-7329
or to such other address as the party to receive the notice or request so designates by written notice to the other.
Miscellaneous.

(a) COMPANY is an independent contractor for MS, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

(b) In the event taxes are required to be withheld on payments made hereunder by any U.S. (state or federal) or foreign government, MS may deduct such taxes from the amount owed COMPANY and pay them to the appropriate taxing authority. MS shall in turn promptly secure and deliver to COMPANY an official receipt for any taxes withheld. MS will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

(c) This Agreement shall be governed by the laws of the State of Washington and COMPANY consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

(d) This Agreement does not constitute an offer by MS and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the WORK and all other subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of COMPANY and MS by their respective duly authorized representatives.

(e) This Agreement may be assigned by MS but shall not be assigned by COMPANY without MS' prior written approval. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties' successors and lawful assigns.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.

MICROSOFT CORPORATION
By (Sign) By /s/ Russell A. Stockdale
Name: (Print) Russell A. Stockdale
Title:  Group Product Manager
Date: 3-10-97

ARIS CORPORATION
By (Sign) /s/ Kendall Kunz
Name: Kendall W. Kunz
Title: Senior Vice President
Date: March 3, 1997
Company's Federal Employer ID number or Social Security number:

12/06/93 LE912320.003
Reviewed by Microsoft Legal /s/ Khanik, February 27, 1997